UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2023

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Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-40849	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Clark Street

Sharon, Pennsylvania 16146

(Address of Principal Executive Offices) (Zip Code)

(412) 515-0896

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On September 28, 2023 the Board of Directors (“the Board”) of Mawson Infrastructure Group Inc. (“the Company”) announced Mr. Ryan Costello, former United States Congressman from Pennsylvania, to serve as member of the Board of Directors effective October 2, 2023.

Mr. Costello will serve on the Board until the Company’s 2024 annual meeting of stockholders at which time he will stand for election alongside the Company’s current directors. The Board has also appointed Mr. Costello to serve as a member of the Audit, Compensation and Nominating and Corporate Governance Committee.

Mr. Costello’s appointment was decided upon after seeking a nomination and recommendation from the Company’s Nominating and Corporate Governance Committee. The Board has determined that Mr. Costello qualifies as “independent” in accordance with the published listing requirements of NASDAQ.

Mr. Costello previously served as U.S. Congressman from Pennsylvania (PA-6) from 2015-2019. During his tenure in the United States Congress, he served on the Congressional Committee on Energy and Commerce, which oversees a broad range of industries and policy areas, as well as the Transportation and Veteran’s Affairs Committees. He served as a fellow at the George Washington University Graduate School of Political Management and has been a visiting lecturer at American University. He received a Wharton Online Certificate in Economics of Blockchain and Digital Assets.

There is no arrangement or understanding with any person pursuant to which Mr. Costello was appointed as a member of the Board. There are no transactions or relationships between the Company and Mr. Costello that are reportable under Item 404(a) of Regulation S-K. In connection with Mr. Costello’s appointment to the Board, Mr. Costello entered into a Director Appointment Letter dated September 26, 2023, with the Company (the “Director Appointment Letter”).

The description of the Director Appointment Letter is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Appointment Letter between the Company and Ryan Costello dated September 25, 2023
99.1	Press Release dated September 28, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 23, 2023, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: September 28, 2023	By:	/s/ Rahul Mewawalla
Rahul Mewawalla
Chief Executive Officer and President